               SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT

                                      FOR

                     AMPHITHEATER ENTERTAINMENT PARTNERSHIP

                  THIS SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT is made as of April 1, 1994, by and between The Westside Amphitheatre Corporation, an Arizona corporation ("WAC"), San Bernardino Amphitheater Corporation, a Delaware corporation ("SBAC"), Charlotte Amphitheater Corporation, a Delaware corporation ("CAC," and, together with SBAC and WAC, "Blockbuster"), and YM Corp., a Delaware corporation ("Sony") . Certain capitalized terms used herein are defined in Section 1 hereof. Unless otherwise specifically provided herein, all obligations of Blockbuster hereunder shall be joint and several obligations of SBAC, CAC and WAC.

                                    RECITALS

                  WHEREAS, Blockbuster and Sony desire to pool certain expertise in the ownership and operation of outdoor amphitheater entertainment facilities.

                  WHEREAS, Sony, WAC and CAC formed a general partnership for the above-referenced purposes on September 29, 1993, pursuant to that certain Partnership Agreement for Amphitheater Entertainment Partnership Agreement for Amphitheater Entertainment Partnership, which Partnership Agreement was amended and restated as of February 18, 1994 (the "Old Partnership Agreement").

                  WHEREAS, the Old Partnership Agreement contemplated that the San Bernardino Asset, currently owned by SBAC (which is, like CAC, an indirect wholly owned subsidiary of Blockbuster Entertainment Corporation), would be contributed by WAC to the Partnership. SBAC now desires to become a partner of the Partnership so that it may transfer the San Bernardino Asset to the Partnership directly, rather than through WAC.

                  WHEREAS, in order to promote efficiency of operation, achieve high standards of performance and obtain a reasonable return upon the investments of Sony and Blockbuster, each of Sony, WAC and CAC desire to admit SBAC as a partner of the Partnership and to continue such Partnership subject to the terms of this Agreement.

                  WHEREAS, following SBAC's Initial Capital Contribution, SBAC will merge with and into Amphitheater Entertainment Corporation, a Delaware corporation and the sole shareholder of SBAC ("AEC"), with AEC being the surviving corporation, and then AEP will merge with and into CAC, a wholly owned subsidiary of AEC, with CAC being the surviving corporation (such mergers being referred to herein collectively as the ("SBAC Mergers") . Upon the consummation of the SBAC Mergers, among other things, (i) SBAC will cease to be a



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Partner of the Partnership and (ii) CAC will succeed to all of the rights and obligations of SBAC as a Partner of the Partnership.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:


                                   ARTICLE I

                  Section 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meaning given to such terms in the SBPAP Agreement. When used in this Agreement the following terms shall have the meanings set forth below:

                  "Act" means the Delaware Uniform Partnership Act, as in effect from time to time.

                  "Acquiring Partner" means the Partner acquiring the Partnership Interest of the other Partner(s) pursuant to Section 9.3 of this Agreement.

                  "Additional Capital Contributions" means the Capital Contributions made by the Partners pursuant to Sections 3-1(d), (e), (g), (i) and (j).

                  "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                         (i) credit to such Capital Account any amounts which
                  such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1. 704-2 (g) (1) and 1. 704-2 (i) (5) of the Regulations; and

                         (ii) debit to such Capital Account the items described
                  in Sections 1. 704-1(b) (2)(ii)(d)(4),
                  1.704-l(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the
                  Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted and applied in a manner consistent therewith.

                  "Admission Agreement" means the Agreement to Admit New Partner And To Amend And Restate Partnership Agreement, dated as of October 29, 1993, by and among, Sony, WAC, CAC, Pace, Sony Music/Pace Partnership and the Partnership.

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                  "Affiliate" means, with respect to any Person, any other
Person directly or indirectly controlling, controlled by, or under common control with, such Person; for purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise; provided, however, that for purposes of this Agreement, neither H. Wayne Huizenga nor any Person directly or indirectly controlled by Mr. Huizenga (other than Blockbuster Entertainment Corporation ("BEC") and any Person directly or indirectly controlled by BEC) shall be deemed to be an "Affiliate" of or "affiliated" with SBAC, WAC, CAC or any Sony/Block Related Party.

                  "Agreement" means this Amended and Restated Partnership Agreement, as from time to time amended.

                  "Allocation Percentage" means each Partner's allocation percentage, which shall initially be equal to 70% less the Initial Sony Percentage for CAC, 25% for SBAC, 5% for WAC and the Initial Sony Percentage for Sony. After the SBAC Mergers, the Allocation Percentages shall be equal to 95% less the Initial Sony Percentage for CAC, 5% for WAC and the Initial Sony Percentage for Sony. After Sony's Additional Capital Contribution pursuant to
Section 3.1(d), the Allocation Percentages shall be equal to 47.5% for CAC, 2.5% for WAC and 50% for Sony.

                  "Amphitheater Liabilities" means, with respect to any Amphitheater, the liabilities and obligations of the owner of a Controlling Interest in such Amphitheater which, as of the Existing Facility Closing Date, are (x) related to the ownership or operation of such Amphitheater and (y) to be. contributed to and assumed by SBPAP pursuant to the Executory Contract, including, without limitation, the Amphitheater Loan to which such Amphitheater is subject.

                  "Assignee" means a person to whom an interest in the Partnership has been transferred in accordance with the provisions of this Agreement but who has not been admitted as a substitute or additional Partner.

                  "Benefitting Partner" means (A) Sony if the Sony/Block Net Benefit Amount is a negative number and (B) CAC if the Sony/Block Net Benefit Amount is a positive number.

                  "Blockbuster" shall have the meaning given to such term in the opening paragraph of this Agreement.

                  "Blockbuster Amphitheaters" means the Phoenix Amphitheater, the San Bernardino Amphitheater and the Charlotte Amphitheater.

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                  "Blockbuster Benefit Amount" means the aggregate amount
payable by Sony/Block to Pace pursuant to Sections 9.4(g) (2), 9.4(k) (4) and 9.4(k) (5) of the SBPAP Agreement (disregarding, for purposes of this definition, the Netting Provisions).

                  "Blockbuster Note" shall have the meaning given to such term in Section 3.1(b) (i) of this Agreement.

                  "Blockbuster Unwind Contribution Amount" means the positive difference, if any, between:

                  (x)    the sum of:

                         (A) the positive difference, if any, between:

                               (I) the product of (a) the aggregate Allocation
                         Percentage of WAC and CAC at the time of the Unwind Closing, multiplied by (b) the sum of (i) the Pace Separate Benefit Amount, plus (ii) the portion of the MCA Amount which would have been payable to the Partnership in cash at the Unwind Closing but for the Netting Provisions, minus

                               (II) the sum of (1) the Clause G&K Sum, if any,
                         owed to the Partnership from Pace pursuant to Section 9.4(k) of the SBPAP Agreement, plus(2) the portion of the MCA Amount paid to the Partnership in cash at the Unwind Closing,plus

                         (B) the portion of the clause G&K Sum, if any, owed to Pace at the Unwind Closing pursuant to Sections 9.4(k) which is not offset against the principal amount of the Pace Note pursuant to Section 5.4(b), minus

                  (y) the Blockbuster Unwind Contribution Reduction Amount; provided that under no circumstances shall the Blockbuster Unwind Contribution Amount exceed the Blockbuster Benefit Amount.

                  "Blockbuster Unwind Contribution Offset Amount" means the portion of the Make-up Amount which does not exceed the Blockbuster Unwind Contribution Amount.

                  "Blockbuster Unwind Contribution Reduction Amount" means the sum of (x) the Sony/Pace Joint Benefit Amount,plus (y) if CAC is the Non-Benefitting Partner, the Blockbuster Unwind Contribution Offset Amount.

                  "Buy Price" shall have the meaning given to such term in
Section 9.2 of this Agreement.

                  "Buy/Sell Notice" shall have the meaning given to such term in Section 9.2 of this Agreement.

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                  "CAC" shall have the meaning given to such term in the
opening paragraph of this Agreement.

                  "Capital Account" of a Partner means the Capital Account established for such Partner under Section 3.3.

                  "Capital Contribution" means, with respect to any Partner or Assignee, the amount of cash and the initial Gross Asset Value of any property other than cash contributed by the Partner or Assignee (or its predecessor in interest) to the Partnership.

                  "Charlotte Distribution" shall have the meaning given to such term in Section 5.3 of this Agreement.

                  "Closing" shall have the meaning given to such term in
Section 9.5 of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Communications" shall have the meaning given to such term in
Section 13.9 of this Agreement.

                  "Compensable Damages" shall have the meaning given to such term in Section 12.1 of this Agreement.

                  "Covered Capacities" shall have the meaning given to such term in Section 6.5(a) of this Agreement.

                  "Deciding Partner" shall have the meaning given to such term in Section 9.2 of this Agreement.

                  "Default Notice" shall have the meaning given to such term in
Section 11.1 of this Agreement.

                  "Defaulting Partner" shall have the meaning given to such term in Section 11.1 of this Agreement.

                  "Delivering Partner" shall have the meaning given to such term in Section 9.2 of this Agreement.

                  "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

                  "Dissolution" of a Partner which is not a natural person means that such Partner has terminated its existence, whether partnership or corporate, wound up its affairs and dissolved.

                  "Distribution" means, with respect to any Partner, the amount of cash and the Gross Asset Value of any property other than cash distributed by the Partnership to the Partner.

                  "Division of Responsibility" means an allocation and division of the Partnership's rights and responsibilities under the SBPAP Agreement pursuant to Section 17.3 thereof.

                  "Event of Withdrawal" means the occurrence of any of the following events in respect of a Partner: (i) the withdrawal by such Partner from the Partnership in violation of Section 13.10, (ii) the granting of relief against such Partner in an involuntary case under the Federal Bankruptcy Code which is not removed or discharged within ninety (90) days, or in any such involuntary case, the approval of the petition by such Partner as properly filed, or the admission of such Partner of material allegations contained in the petition, (iii) the execution by such Partner of a general assignment for the benefit of creditors, (iv) the commencement of a voluntary case under the Federal Bankruptcy Code by such Partner, or (v) the appointment of a receiver for a Partner or for all or a substantial part of the assets of such Partner and such receivership proceedings are not removed or discharged within ninety
(90) days after the receiver's appointment.

                  "Existing Facility Closing Date" means the date of the Existing Facility Closing.

                  "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                         (i) The initial Gross Asset Value of each of the
                  Charlotte Asset, the Phoenix Asset, the San Bernardino Asset and Sony's SBPAP Interest shall be the Net Value of each such asset as determined pursuant to the Admission Agreement and the Executory Contract. For purposes of the immediately preceding sentence, the initial Gross Asset Value of Sony's SBPAP Interest shall be the sum of 50% of the Net Value, as determined pursuant to the Admission Agreement and the Executory Contract, of each of the Camden Asset, the Tampa Asset, the Raleigh Asset and the Pittsburgh Asset. The initial Gross Asset Value of any other asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Management Committee.

                         (ii) The Gross Asset values of all Partnership assets
                  shall be adjusted to equal their respective gross fair market values, as determined by the Management

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                  Committee, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Section 1.7041(b)(2)(ii)(y) of the Regulations; provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the Management Committee, by the agreement of all of its members, reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners;

                         (iii) The Gross Asset Value of any Partnership asset
                  distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

                         (iv) The Gross Asset Values of Partnership assets
                  shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the Management Committee, by the agreement of all of its members, determines that an adjustment pursuant to clause
                  (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv)

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (i), (ii) or (iv), above, such Gross Asset Value shall thereafter be adjusted in the same manner as would the asset's basis for federal income tax purposes except that in lieu of regular depreciation, the Partnership shall take deductions for Depreciation.

                  "Indemnified Parties" shall have the meaning given to such term in Section 12.1 of this Agreement.

                  "Indemnifying Party" shall have the meaning given to such term in Section 12.1 of this Agreement.

                  "Initial Capital Contributions" means the Capital Contributions made by the Partners pursuant to Sections 3.1(a), (b) and (c).

                  "Initial Sony Percentage" means the percentage equivalent of a fraction, the numerator of which is the sum of (x) the amount credited to Sony's Capital Account pursuant to Section 3.3(a)(iii) hereof, plus (y) the principal amount of the Sony Note, and the denominator of which is the sum of
(I) the total amount credited to the Partners' Capital Accounts pursuant to
Section 3.3(a) hereof, plus (II) the principal amount of the Sony Note and the Blockbuster Note.

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                  "Interim Development Costs Amount" shall have the meaning
given to such term in Section 3.1(b)(i) of this Agreement.

                  "Make-Up Amount" means the absolute value (expressed as a positive number) of the Sony/Block Net Benefit Amount.

                  "MCA Amount" means the amount, if any, payable to the Partnership from Pace at the Unwind Closing pursuant to Section 7.2(d) of the SBPAP Agreement (whether in cash or by means of the Pace Note and disregarding, for purposes of this definition, the Netting Provisions).

                  "Netting Provisions" means the provisions of Article IX of the SBPAP Agreement relating to the netting of payments due from the Partnership and Pace against one another.

                  "1933 Act" shall have the meaning given to such term in
Section 13.4 of this Agreement.

                  "1934 Act" shall have the meaning given to such term in
Section 13.4 of this Agreement.

                  "Non-Defaulting Partner" shall have the meaning given to such term in Section 11.1 of this Agreement.

                  "Non-Receiving Partner" shall have the meaning given to such term in Section 3.6(a) of this Agreement.

                  "Non-Benefitting Partner" means (A) Sony if the Benefitting Partner is CAC, and (B) CAC if the Benefitting Partner is Sony.

                  "Non-Withdrawing Partner" shall have the meaning given to such term in Section 10.1 of this Agreement.

                  "Pace" means SM/Pace, Inc., a Texas corporation.

                  "Pace Benefit Amount " means the sum of (x) the Sony/Pace Joint Benefit Amount, plus (y) the Pace Separate Benefit Amount.

                  "Pace Note" shall have the meaning given to such term in
Section 5.4(b) of this Agreement.

                  "Pace Note Offset Amount" shall have the meaning given to such term in Section 5.4(b) of this Agreement.

                  "Pace Note Payment" shall have the meaning given to such term in Section 5.4(b) of this Agreement.

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                  "Pace Separate Benefit Amount" means the aggregate amount
payable by Pace to the Partnership pursuant to Sections 9.4(g)(1) and 9.4(k)(1) of the SBPAP Agreement (disregarding, for purposes of this definition, the Netting Provisions and excluding the MCA Amount).

                  "Partner Default" shall have the meaning given to such term in Section 11.1 of this Agreement.

                  "Partners" means, as of any particular time, those Persons who are at such time the partners of the Partnership.

                  "Partnership" means the partnership formed hereby.

                  "Partnership Books" shall have the meaning given to such term in Section 8.2 of this Agreement.

                  "Partnership Interest" means the interest of a Partner in the capital, Profit, Losses and distributions of the Partnership.

                  "Partnership Major Decision" shall have the meaning given to such term in Section 6.3 of this Agreement.

                  "Person" means an individual, corporation, partnership, association, trust, joint venture, unincorporated organization, other entity or group.

                  "Profits" or "Losses" means, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                         (i) any income of the Partnership that is exempt from
                  federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                         (ii) any expenditures of the Partnership described in
                  Code Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1. 704-1 (b) (2) (iv) (i) of the Regulations and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                         (iii) gain or loss resulting from any disposition of
                  property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of,


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                  notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

                         (iv) in lieu of the depreciation, amortization, and
                  other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation.

                  "Promissory Notes" means the Blockbuster Note and the Sony
                  Note.

                  "Receiving Partner" shall have the meaning given to such term in Section 3.6(a) of this Agreement.

                  "SBAC" shall have the meaning given to such term in the opening paragraph of this Agreement.

                  "SBPAP" means Pavilion Partners, a Delaware genera1 partnership (formerly known as Sony Music/Pace Partnership).

                  "SBPAP Agreement" means the Partnership Agreement to be made and entered into on the Existing Facility Closing Date, by and between Pace and the Partnership, in the form attached hereto as Exhibit A.

                  "Sell Price" shall have the meaning given to such term in
Section 9.2 of this Agreement.

                  "Selling Partner" shall have the meaning given to such term in Section 9.4 of this Agreement.

                  "Sony" shall have the meaning given to such term in the opening paragraph of this Agreement.

                  "Sony Note" shall have the meaning given to such term in
Section 3.1(c) of this Agreement.

                  "Sony Unwind Credit Amount" shall have the meaning given to such term in Section 5.4(e) of this Agreement.

                  "Sony/Block Net Benefit Amount" means (x) the Blockbuster Benefit Amount minus (y) the Sony/Pace Joint Benefit Amount.

                  "Sony/Pace Joint Benefit Amount" means the aggregate amount payable by Pace to the Partnership pursuant to Sections 9.4(g) (3), 9.4(h), 9.4(k) (2) and 9.4(k) (3) of the SBPAP Agreement (disregarding, for purposes of this definition, the Netting Provisions and excluding the MCA Amount).


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                  "Sony's SBPAP Interest" means Sony's interest in SBPAP
immediately following the Existing Facility Closing.

                  "Sony's SMP Interest" shall have the meaning given to such term in Section 9.6 of this Agreement.

                  "Special Distribution" shall have the meaning given to such term in Section 5.3 of this Agreement.

                  "Tax Matters Partner" shall have the meaning given to such term in Section 8.5(a) of this Agreement.

                  "Unwind Closing" means the closing of the Unwind Procedure.

                  "Withdrawing Partner" shall have the meaning given to such term in Section 10.1 of this Agreement.

                  "Woodlands Distribution" shall have the meaning given to such term in Section 5.3 of this Agreement.


                                   ARTICLE II

                  Section 2.1 Formation of Partnership. The Partnership was formed as a partnership pursuant to the Act on September 29, 1993. The parties hereby admit SBAC as a Partner in the Partnership and continue the Partnership as a partnership pursuant to the Act, and the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided herein. The Partners shall promptly prepare and see to the execution, filing and recording in the appropriate public offices of assumed or fictitious business name statements and such other certificates, notices and statements as may be required by law for the operation of the Partnership in all jurisdictions where the Partnership may elect to do business. The parties agree that, upon the SBAC Mergers, CAC will succeed to all of the rights and privileges, and will assume all of the obligations, of SBAC hereunder. The parties further agree that the Partnership shall continue following the SBAC Mergers and that the SBAC Mergers are not intended to, and shall not, cause a termination of the Partnership created by the Old Partnership Agreement and continued pursuant to the terms and provisions contained in this Agreement, it being the intent of the Partners to continue the Partnership in existence without termination.

                  Section 2.2 Partnership Name. The business of the Partnership shall be conducted under the name Amphitheater Entertainment Partnership or under such other name as the Management Committee may from time to time determine.

                  Section 2.3 Purposes of Partnership. The Partnership is organized for the purposes of (i) being a partner in SBPAP, (ii) engaging in any and all activities related or incidental to the activities described in clause (i) above, and (iii) doing all things necessary or

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appropriate in connection therewith. In addition, the Partners and their respective Affiliates may from time to time after the date hereof consider and enter into additional entertainment ventures in the Restricted Portion of the Earth in partnership with one another pursuant to separate partnership agreements appropriate for such ventures.

                  Section 2.4 Title to Partnership Property. Title to Partnership property shall be held in the name of the Partnership or its nominee.

                  Section 2.5 Principal Place of Business. The principal place of business of the Partnership shall be at One Blockbuster Plaza, 200 South Andrews Avenue, Ft. Lauderdale, Florida. The Management Committee may change the location of the Partnership's principal place of business or establish additional places of business at such locations as the Management Committee may from time to time determine.

                  Section 2.6 Term. Subject to the provisions of Article X, the Partnership shall continue in effect until thirty-five (35) years after the Existing Facility Closing Date, unless such term is extended for such further period or periods as may be agreed in writing by all of the Partners.


                                  ARTICLE III

                  Section 3.1 Capital Contributions and Loans of the Partners; Certain Additional Obligations.

                  (a) Simultaneously herewith, CAC and Sony shall each contribute $5.00 in cash to the capital of the Partnership.

                  (b) On the Existing Facility Closing Date, Blockbuster shall make the following contributions to the capital of the Partnership:

                         (i) CAC shall contribute (A) an amount of cash (the
                  "Interim Development Costs Amount") sufficient to enable the Partnership to make the capital contribution to SBPAP required under Section 4.15(b) of the SBPAP Agreement, (B) the Charlotte Asset in accordance with the terms of the Executory Contract for such Asset and (C) at CAC's option, either (I) a promissory note (the "Blockbuster Note") in the principal amount of the Blockbuster Subsidiary Cash Amount substantially in the form of Sony/Block Note #2 (in which case CAC shall also cause the Blockbuster Guaranty to be provided to SBPAP), or (II) the Blockbuster Subsidiary Cash Amount;

                         (ii) SBAC shall contribute the San Bernardino Asset in
                  accordance with the terms of the Executory Contract for such Asset; and

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                         (iii) WAC shall contribute the Phoenix Asset in
                  accordance with the terms of the Executory Contract for such Asset.

                  (c) On the Existing Facility Closing Date, Sony shall contribute to the capital of the Partnership at Sony's option, either (i) a promissory note (the "Sony Note") in the principal amount of the Sony Subsidiary Cash Amount substantially in the form of Sony/Block Note #1 (in which case Sony shall also cause the Sony Guaranty to be provided to SBPAP), or
(ii) the Sony Subsidiary Cash Amount.

                  (d) Within seven days after the Existing Facility Closing Date, but in no event before the next day after the Existing Facility Closing Date, Sony shall contribute Sony's SBPAP Interest to the capital of the Partnership.

                  (e) Not later than one business day prior to the date on which the Partnership is required, under the SBPAP Agreement, to make an additional capital contribution to SBPAP pursuant to Section 4.11, 5.1(b) or 6.2(b) of the SBPAP Agreement, each Partner shall contribute funds to the capital of the Partnership in an amount equal to its Allocation Percentage of such additional capital contribution so as to enable the Partnership to make such additional capital contribution to SBPAP in the amount and at the time required under the SBPAP Agreement.

                  (f) Not later than one business day prior to the date on which the Partnership is required, under the SBPAP Agreement, to make a loan to SBPAP pursuant to Section 4.12, 4.13, 5.1(a), 5.4(a), 5.5(a) or 6.2(a) of the SBPAP Agreement, each Partner shall make a loan to the Partnership in an amount equal to its Allocation Percentage of such loan required to be made to SBPAP so as to enable the Partnership to make a loan to SBPAP in the amount and at the time required under the SBPAP Agreement. Such loans shall be repaid to the respective Partners on such terms, at such times and in such amounts as SBPAP shall repay to the Partnership the corresponding loans by the Partnership to SBPAP pursuant to the SBPAP Agreement. All repayments of such loans shall be made pro rata among the Partners in accordance with their respective Allocation Percentages. Notwithstanding the foregoing, it is acknowledged that either Partner shall have the right, in its sole discretion, to fulfill its obligations to make any such loan required to be made by reason of the operation of Section 5.1(a), 5.4(a), 5.5(a) or 6.2(a) of the SBPAP Agreement by causing a third party lender to make such loan in accordance with the terms of, and as contemplated by, the applicable provision of the SBPAP Agreement.

                  (g) If at any time the Partnership shall be entitled, under the SBPAP Agreement, to exercise rights to purchase Pace's partnership interest in SBPAP pursuant to Section 16.2 or 17.2(e) of the SBPAP Agreement and the Management Committee shall have determined to exercise such rights, not later than one business day prior to the date on which the Partnership is required, under the SBPAP Agreement, to consummate such purchase pursuant to the SBPAP Agreement, each Partner shall contribute funds to the capital of the Partnership (or shall make available funds to the Partnership's designee) in an amount equal to its Allocation Percentage of the purchase price therefore so as to enable the Partnership (or such designee) to consummate such purchase for the purchase price and at the time required under the SBPAP Agreement.
'

                  (h) Sony agrees that it shall be solely responsible for, and it shall pay or perform when and as required under the SBPAP Agreement, each of the Sony Specific Obligations. WAC and CAC agree that they shall be solely responsible for, and they shall pay or perform when and as required under the SBPAP Agreement, each of the Blockbuster Specific Obligations. In furtherance of the foregoing, not later than one business day prior to the date on which the Partnership is required, under the SBPAP Agreement, to make payments of principal and interest to SBPAP under (x) Sony/Block Note #1, Sony shall make equivalent payments of principal and interest to the Partnership under the Sony Note, and (y) Sony/Block Note #2, CAC shall make equivalent payments of principal and interest to the Partnership under the Blockbuster Note. Each Partner agrees that it shall not take or omit to take any action (or permit any Sony/Block Related Party affiliated with it to take or omit to take any action), which action or omission would constitute a breach of or default by the Partnership under the SBPAP Agreement. Each Partner hereby indemnifies and holds harmless the other from and against any and all loss, cost, damage or expense (including, without limitation, reasonable attorneys' fees) arising out of or relating to any breach by the Partnership of or default by the Partnership under the SBPAP Agreement occasioned by the breach by such Partner of its obligations under this Section 3.1(h).

                  (i) Simultaneously with the Unwind Closing, (x) the Benefitting Partner shall contribute cash funds to the capital of the Partnership in an amount equal to the Make-Up Amount, and (y) CAC shall contribute cash funds to the capital of the Partnership equal to the Blockbuster Unwind Contribution Amount.

                  (j) If at any time the Management Committee determines that funds in excess of retained operating earnings and any Partnership borrowings are required by the Partnership for the operation of its business or any of its related obligations, expenses, costs, liabilities or expenditures, the Partners shall contribute cash to the capital of the Partnership in the amounts and on the dates as are established by unanimous vote of the Management Committee. Each Partner shall contribute such amount in proportion to its Allocation Percentage.

                  (k) Except as provided in Sections 3.1(a)-(j), the Partners shall not be required to make any capital contributions, loans, or other advances to the Partnership; provided, however, that a Partner may voluntarily make a loan to the Partnership. Such loan to the Partnership shall only be made on such terms as shall be approved by the Management Committee. Subject to
Section 3.4 hereof, the Partners shall have no personal liability to each other for the repayment by the Partnership of their respective loans and capital contributions made to the Partnership.

                  (l) Sony hereby acknowledges and agrees that each of SBAC, WAC and CAC shall be permitted to make the Capital Contributions, loans and other payments required to be made by the other Blockbuster entities pursuant to this Section 3.1 and, in such event (provided that all applicable Capital Contributions, loans and other payments to be made by SBAC, WAC and CAC are made in full by one or more of the Blockbuster entities), the failure of SBAC, WAC or CAC to comply with its obligations under this Section 3.1 shall not give rise to any right, claim or cause of action against such Person by Sony under this Agreement or otherwise.

                  (m) The provisions of this Section 3.1 are not intended to be for the benefit of any creditor or other person (other than a Partner in such Partner's capacity as a Partner) to whom any debts, liabilities or obligations are owed by, or who otherwise has any claim against, the Partnership or any of the Partners. No such creditor or other person shall have any right to make any claim in respect of any debt, liability or obligation against the Partnership or any of the Partners under the provisions of this Agreement.

                  Section 3.2 Prohibition Against Withdrawals. No Partner shall be entitled to withdraw all or any portion of its Capital Contribution, or to receive any payment of interest on its Capital Contribution.

                  Section 3.3 Capital Accounts. The Partnership shall create upon its books and records a capital account ("Capital Account") for each Partner, which shall be maintained in accordance with the provisions of this
Section 3.3.

                  (a) Upon the making of the Initial Capital Contributions, the Partner's Capital Accounts shall be credited as follows:

                         (i) there shall be credited to CAC's Capital Account
                  the sum of (w) $5.00 plus (x) the Interim Development Costs Amount, plus (y) the Net Value of the Charlotte Asset and the San Bernardino Asset (after taking into account the Amphitheater Liabilities related to such assets) plus (z) if CAC elected to contribute the Blockbuster Subsidiary Cash Amount to the capital of the Partnership, the Blockbuster Subsidiary Cash Amount; provided, however, that if CAC elected to contribute the Blockbuster Note to the capital of the Partnership, the Blockbuster Note shall be credited to CAC's Capital Account in accordance with Section 3.5 hereof;

                         (ii) there shall be credited to SBAC's Capital Account
                  the Net Value of the San Bernardino Asset (after taking into account the Amphitheater Liabilities related to the San Bernardino Amphitheater);

                         (iii) there shall be credited to WAC's Capital Account
                  the Net Value of the Phoenix Asset (after taking into account the Amphitheater Liabilities related to the Phoenix Amphitheater); and

                         (iv) there shall be credited to Sony's Capital Account
                  the sum of (x) $5.00, plus (y) if Sony elected to contribute the Sony Subsidiary Cash Amount to the capital of the Partnership, the Sony Subsidiary Cash Amount; provided, however, that if Sony elected to contribute the Sony Note to the capital of the Partnership, the Sony Note shall be credited to Sony's Capital Account in accordance with Section
                  3.5 hereof.

                  (b) Upon the making by Sony of the Additional Capital Contribution contemplated by section 3. 1 (d) , there shall be credited to Sony's Capital Account, the positive balance of Sony's capital account in SBPAP at such time, as determined pursuant to Section 4.8 (b) of the SBPAP Agreement. Upon the making of any other Additional Capital Contribution by a Partner, a credit shall be made to such Partner's Capital Account in the amount of cash and the fair market value of such Additional Capital Contribution (net of any liabilities of such Partner which are assumed by the Partnership or which are secured by the property contributed by such Partner).

                  (c) Upon the allocation to a Partner of a distributive share of Profits or any items in the nature of income or gain which are specially allocated pursuant to Section 4.2, a credit shall be made to such Partner's Capital Account in the amount of such allocation.

                  (d) To each Partner's Capital Account there shall be debited
(i) the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement (net of any liabilities of the Partnership which are assumed by such Partner or which are secured by the property distributed to such Partner by the Partnership) , and
(ii) such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.2.

                  (e) In the event all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                  (f) In determining the amount of any liability for purposes of clauses (a) and (b), above, there shall be taken into account any applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent therewith.

                  Section 3.4 Capital Account Make-up Provision. If a Partner's Capital Account has a deficit balance following liquidation (as defined in Treasury Regulation section 1.704-1(b) (2) (ii) (g)) of the Partner's Partnership Interest (after taking into account all Capital Account adjustments for the taxable year of the Partnership in which liquidation occurs), the Partner shall, by the end of such taxable year (or, if later, within 90 days after the date of such liquidation), contribute to the Partnership an amount necessary to increase the balance in its Capital Account to zero. Any amount so contributed shall be used, first, to satisfy the Partnership's obligations, if any, under Section 8.3 (h) of the SBPAP Agreement and the balance, if any, shall be distributed in accordance with Section 10.5 hereof.

                  Section 3.5 Effect of Sony/Block Notes on Capital Accounts. Pursuant to Section 1.704-1(b) (2) (iv) (d) (2) of the Regulations, the Capital Accounts of Sony and CAC shall not be increased by the principal amount of the Promissory Notes upon contribution of the Promissory Notes to the Partnership; provided, however, that such Partner's Capital Account shall be increased upon
(i) a taxable disposition of its Promissory Note by the Partnership, or (ii) any principal payments made on its Promissory Note. Interest payments made on the Promissory Notes shall not be treated as contributions to the capital of the Partnership and therefore shall not be credited to the Capital Accounts of Sony or CAC.

                  Section 3.6 Effect of Distributions In Kind on Capital Accounts. If any asset of the Partnership is distributed to a Partner in kind, then pursuant to Section 1.704-1(b) (2) (iv) (e) of the Regulations and notwithstanding anything to the contrary in this Agreement, such asset shall be treated as if it were sold in a taxable disposition for an amount equal to its then fair market value (determined by taking into account the effect of Section 7701(g) of the Code, if applicable) immediately prior to its distribution and, for purposes of adjusting the balances of the Capital Accounts of the Partners (and only for such purpose), the resulting deemed gain or loss shall be allocated pursuant to the following provisions:

                  (a) If such asset is being distributed pursuant to or in connection with the Unwind Procedure, then (i) the deemed gain from such asset shall be allocated first to the Partner that does not receive and is not deemed to receive such asset (the "Non-Receiving Partner") to the extent of the depreciation deductions previously allocated to the Non-Receiving Partner with respect to such asset and then to the Partner that receives or is deemed to receive such asset (the "Receiving Partner"); and (ii) the deemed loss from such asset shall be allocated to the Receiving Partner; and

                  (b) If such asset is being distributed for any other reason, then the deemed gain or loss from such asset shall be allocated in the manner described in Section 4.1 hereof.


                                   ARTICLE IV

                  Section 4.1 Allocation of Profits and Losses. Except as otherwise provided in this Article IV, Profits and Losses for any fiscal year shall be allocated to the Partners in accordance with their Allocation Percentages.

                  Section 4.2 Special Allocations. Prior to making the allocations required by Section 4.1 above, the following special allocations shall be made in the following order:

                  (a) Except as otherwise provided in Section 1.7042(f) of the Regulations, notwithstanding any other provision of this Section 4.2, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Section 1.7042(g) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2 (f) (6) and 1. 7 04 -2 (j) (2) of the Regulations. This
Section 4. 2 (a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (b) Nonrecourse Deductions. Nonrecourse Deductions for any Partnership fiscal year or other period shall be specially allocated among the Partners in proportion to their Allocation Percentages.

                  (c) Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this Section 4.2, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i) (4) of the Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This Section 4.2(b) is intended to comply with the minimum gain chargeback requirement in section 1.704-2(i) (4) of the Regulations and shall be interpreted consistently therewith.

                  (d) Any Partner Nonrecourse Deductions for any Partnership fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Sections 1.704-2(i)
(1) and (2) of the Regulations.

                  (e) All tax credits for amounts paid or incurred in any taxable year shall be allocated to the Partners in the same proportions as the related items of loss and deduction are allocated to the Partners in such fiscal year.

                  (f) Any income or gain which is specially allocated to the Partnership with respect to the Charlotte Asset pursuant to Sections 8.1(c) (2)
(i) or 8.1(h), respectively, of the SBPAP Agreement shall be allocated entirely to CAC.

                  (g) Any SBPAP deductions or losses which are specially allocated to the Partnership with respect to Previously Allocated Interim Development Deductions pursuant to Section 4.15(b) of the SBPAP Agreement shall be allocated entirely to CAC.

                  Section 4.3  Section 704(c) Allocations.

                  (a) In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

                  (b) In the event the Gross Asset Value of any asset is adjusted pursuant to the provisions contained in the definition of "Gross Asset Value," subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of basis of such asset for federal income tax purposes and the value at which such asset is reflected in the Capital Accounts of the Partners, to the extent such variation was not previously taken into account pursuant to Section 4.3(a), in the same manner as under Section 704(c) of the Code and the Regulations thereunder.

                  (c) Allocations pursuant to Sections 4.3(a) and (b) are solely for purposes of federal, state, and local income taxes. Notwithstanding any other provision of this Agreement, such allocations (x) shall be consistent with any income, gain, loss or deduction allocated to the Partnership by SBPAP pursuant to Section 704(c) of the Code and the Regulations thereunder, and (y) shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or Distributions pursuant to any provision of this Agreement.

                  Section 4.4  Certain Other Allocation Rules.

                  (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly or other basis, as determined by the Management Committee using any permissible method under Section 706 of the Code and the Regulations thereunder.

                  (b) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction for any fiscal year or other period, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits or Losses, as the case may be, for such year or other period.


                                   ARTICLE V

                  Section 5.1 Distributions. Subject to the other provisions of this Article V, Distributions shall be declared and made at such time or times and in such amounts as shall be determined by the Management Committee and shall be made to the Partners in proportion to their Allocation Percentages at the time of such Distribution.

                  Section 5.2 SBPAP Distributions. Notwithstanding the provisions of Section 5.1, within ten (10) days after receipt by the Partnership of any distributions of Free Cash from SBPAP pursuant to Section 8.4(b)(2)(ii) of the SBPAP Agreement, the Management Committee shall cause Distributions to be made to each Partner in an amount equal to the product of such Partner's Allocation Percentage (as determined after Sony's Additional Capital Contribution pursuant to Section 3.1(d)) multiplied by the aggregate amount so received by the Partnership from SBPAP.

                  Section 5.3 Special Distributions. Notwithstanding the provisions of Section 5.1, the Partners shall, within three days after receipt by the Partnership of a Special Distribution, cause the Partnership to distribute such Special Distribution to the Partners as follows:

                  (a) the entire amount of each Charlotte Distribution shall be distributed to CAC; and

                  (b) the entire amount of any Woodlands Distribution shall be distributed to the Partners in accordance with their respective Allocation Percentages at the time of such Distribution.

For purposes of this Section 5.3, (x) a "Charlotte Distribution" means any distribution received by the Partnership from SBPAP pursuant to Section 5.6(b)(1) or 5.6(c)(1) of the SBPAP Agreement, (y) a "Special Distribution" means a Charlotte Distribution or a Woodlands Distribution, and (z) a "Woodlands Distribution" means any distribution received by the Partnership from SBPAP pursuant to Section 4.17(b)(2) of the SBPAP Agreement.

                  Section 5.4 Unwind Distributions. It is the intention of the Partners that, by means of the operation of this Section 5.4, in conjunction with the operation of Section 9.4 of the SBPAP Agreement, each of Sony and Blockbuster, as part of the Unwind Procedure, shall repay in cash and receive property and cash at the Unwind Closing such cash amounts and items of property required in order to equalize the aggregate financial benefit received by each such Person as a result of their respective interests in the Amphitheaters distributed by SBPAP at the Unwind Closing. Accordingly, the Partners hereby agree that irrespective of the operation of this Section 5.4, they shall do all things necessary to cause Sony, on the one hand, and WAC and CAC, on the other hand, to achieve such result. Examples of the intended operation this Section
5.4 and Section 3.1(i) are attached hereto as Annex A. Notwithstanding the provisions of Section 5.1, all distributions of cash and property received by the Partnership pursuant to Section 9.4 of the SBPAP Agreement shall be made to the Partners within three (3) business days after receipt by the Partnership of such distributions in accordance with this Section 5.4.

                  (a) Upon receipt of the Blockbuster Amphitheaters pursuant to
Section 9.4(d) of the SBPAP Agreement, the Partnership shall distribute (x) all of SBPAP's right, title and interest in and to the Phoenix Amphitheater to WAC or WAC's designee, and (y) all of SBPAP's right, title and interest in and to the Charlotte Amphitheater and the San Bernardino Amphitheater to CAC or CAC's designee; provided, however, that in the event of a distribution of the Blockbuster Amphitheaters to the Partnership on and after the Closing contemplated by Section 9.5 hereof, all of SBPAP's right, title and interest in and to the Blockbuster Amphitheaters shall be distributed to the Acquiring Partner, and each Partner hereby authorizes the Acquiring Partner to so notify SBPAP upon a closing pursuant to such Section 9.5.

                  (b) All amounts received by the Partnership pursuant to
Section 9.4(f) of the SBPAP Agreement shall be distributed to Sony and CAC pro rata in accordance with the respective principal balances of the Sony Note and Blockbuster Note outstanding immediately prior to the Unwind Closing. All cash received by the Partnership at the Unwind Closing pursuant to Section 9.4(h) of the SBPAP Agreement (excluding any portion of the MCA Amount deemed distributed pursuant to Section 9.4(h) of the SBPAP Agreement in accordance with Section 7.2(d) (2) of the SBPAP Agreement) shall be distributed to CAC. All cash received by the Partnership pursuant to Section 9.4(i) of the SBPAP Agreement at the Unwind Closing shall be distributed to Sony and CAC pro rata in accordance with the respective differences between (i) the Sony Subsidiary Cash Amount or the Blockbuster Subsidiary Cash Amount, as applicable, and (ii) the principal balances of the Sony Note and Blockbuster Note, as applicable, outstanding immediately prior to the Unwind Closing. If Pace elects to deliver a promissory note (the "Pace Note") to the Partnership at the Unwind Closing pursuant to Section 9.4(j) of the SBPAP Agreement in lieu of delivering the cash amount then due to the Partnership pursuant to Sections 9.4(h) and (i) of the SBPAP Agreement (including any portion of the MCA Amount deemed distributed pursuant to Section 9.4(h) of the SBPAP Agreement in accordance with Section 7.2(d)(2) of the SBPAP Agreement), then the Partnership shall distribute each Pace Note Payment to Sony and CAC within three business days after receipt by the Partnership as follows:

                         (i) CAC shall receive a portion of each Pace Note
                  Payment determined by multiplying (x) the entire amount of such Pace Note Payment by (y) a fraction, the numerator of which shall be the cash amount owed to the Partnership by Pace at the Unwind Closing pursuant to Section 9.4(h) of the SBPAP Agreement (excluding any portion of the MCA Amount deemed distributed pursuant to Section 9.4(h) of the SBPAP Agreement in accordance with Section 7. 2 (d) (2) of the SBPAP Agreement)and the denominator of which shall be

                         (ii) the remaining portion of each Pace Note Payment
                  shall be distributed to Sony and CAC pro rata in accordance with the respective differences between (i) the Sony subsidiary Cash Amount or the Blockbuster Subsidiary Cash Amount, as applicable,. and (ii) the principal balances of the Sony Note and Blockbuster Note, as applicable, outstanding immediately prior to the Unwind Closing.

For purposes of this Section 5.4(b), a "Pace Note Payment" means all of the following: (x) each payment received by the Partnership from Pace under the Pace Note, (y) each receipt by the Partnership of proceeds from the sale or other disposition of the collateral held by the Partnership in respect of Pace Note, and (z) the offset by the Partnership of the Pace Note Offset Amount, in which event the Pace Note Payment shall be the portion of the Blockbuster Unwind Contribution Amount equal to the Pace Note Offset Amount. The Partners hereby agree that if Pace delivers the Pace Note to the Partnership, then the Clause G&K Sum, if any, owed to Pace at the Unwind Closing pursuant to Section 9.4(k) of the SBPAP Agreement shall be offset against the principal of the Pace Note to the fullest extent possible (the amount so offset being hereinafter referred to as the "Pace Note Offset Amount").

                  (c) The Partnership shall distribute cash in the amount of the Make-Up Amount to the Non-Benefitting Partner; provided that if CAC is the Non-Benefitting Partner, then such distribution shall be reduced by the Blockbuster Unwind Contribution Offset Amount, if any.

                  (d) The Partnership shall distribute all amounts received from SBPAP pursuant to Section 9.4(1) (4) (ii) (A) to CAC and all amounts received from SBPAP pursuant to Section 9.4(l) (4) (ii) (B) to Sony.

                  (e) All cash, if any, which was received by the Partnership in connection with the Unwind Closing (including, without limitation, the Blockbuster Unwind Contribution Amount) and remains after the distributions, if any, required by Sections 5.4(b), (c) and (d) and the payment, if any, to Pace required pursuant to Section 9.4 of the SBPAP Agreement, shall be distributed as follows: (i) to Sony in an amount equal to the Sony Unwind Credit Amount, and (ii) the balance to CAC. For purposes of this Section 5.4(e), "Sony Unwind Credit Amount" means the product of (x) Sony's Allocation Percentage at the time of the Unwind Closing, multiplied by (y) the sum of (A) the Pace Separate Benefit Amount, plus (B) the portion of the MCA Amount which was paid to the Partnership in cash at the Unwind Closing or which would have been paid to the Partnership in cash at the Unwind Closing but for the Netting Provisions.


                                   ARTICLE VI

                  Section 6.1 Management Committee. The overall management and control of the business and affairs of the Partnership shall be vested in the Management Committee. The Management Committee will consist of one (1) person designated by CAC and one (1) person designated by Sony. Each Management Committee member will serve at the pleasure of the Partner who designated such member and such member may be replaced, with or without cause, at any time by such designating Partner upon notice to the other Partners. No action shall be taken by the Management Committee unless (i) approved by all of the members of the Management Committee, or (ii) approved by unanimous ;written consent of all the members of the Management Committee for action taken without a meeting.

                  Section 6.2 Meetings. The Management Committee shall meet regularly at such times and places as it shall determine, provided that any Partner may call a special meeting of the Management Committee on ten (10) days' advance written notice to all members of the Committee. Notice may be waived in writing, and attendance at a meeting shall be deemed to be waiver of notice. The Management Committee may take action without a meeting by consent in writing signed by all members of the Management Committee and setting forth the action so taken. Meetings of the Management Committee may be held by means of conference telephone or similar communications equipment which permits all members participating in a meeting to hear and speak to each other. Written minutes of each Management Committee meeting shall be kept by the Management Committee and shall be provided to each Partner within fifteen (15) business days following any such meeting.

                  Section 6.3 Partnership Major Decisions. No act shall be taken or funds expended or obligation incurred by (i) the Partnership, (ii) any Partner acting on behalf of the Partnership, or (iii) any members of the Management Committee, with respect to a matter within the scope of any "Partnership Major Decision," as defined in the following sentence, unless the Partnership Major Decision is approved (x) unanimously by the members of the Management

Committee in advance, in writing, or (y) unanimously by recorded vote at a meeting of the entire Management Committee. A "Partnership Major Decision" shall mean any of the following:

                  (a) the adoption of any business plan or budget for any fiscal period;

                  (b) the making of capital expenditures, except to the extent provided for in any business plan previously adopted by the Management Committee or in the SBPAP Agreement;

                  (c) the sale, lease or exchange of any assets of the Partnership other than in the ordinary course of business or in accordance with the terms of the SBPAP Agreement or the making of any Distributions by the Partnership other than those required by the provisions of this Agreement or the SBPAP Agreement;

                  (d) the merger or consolidation of the Partnership with or into any other entity;

                  (e)    entering into any license agreement;

                  (f) the admission of additional Partners or issuance of additional interests in the Partnership;

                  (g) any transactions or payments between the Partnership and any Partner, Affiliate or partner of a Partner or the Partnership except for transactions and payments contemplated by (i) this Agreement or the SBPAP Agreement or (ii) any budget or business plan approved pursuant to Section 6.3(a);

                  (h) entering into, amending or terminating any employee benefit plan or contract of employment to which the Partnership is a party;

                  (i) making any investments other than in the ordinary course of business or in accordance with the terms of the SBPAP Agreement;

                  (j) with regard to any federal, state or local tax matter, except as otherwise provided in Section 8.5:


                           (i) extending of the statute of limitations on
                  behalf of the Partnership;

                           (ii) determining whether or not to appeal or
                  otherwise contest by administrative or judicial proceedings by administrative or judicial determination, except as otherwise provided in Section 8.5; or

                           (iii) entering into any settlement agreement with a
                  taxing authority;

                  (k) entering into any business other than ownership of the partnership interest in SBPAP;

                  (l)    the leasing of property by the Partnership;

                  (m) except as provided by the provisions of the SBPAP Agreement or as contemplated thereby:

                         (i) the borrowing or lending of money by the
                  Partnership (other than trade obligations incurred in the ordinary course of business);

                         (ii) the mortgaging, pledging or hypothecation of any
                  assets of the Partnership; or

                         (iii) the assumption of any loan or obligation or the
                  guaranteeing of any loan or obligation of any party other than the Partnership except as contemplated by the SBPAP Agreement;

                  (n) the institution of legal proceedings by the Partnership, other than routine proceedings for the collection of trade debt;

                  (o) the settlement of any legal proceedings against the Partnership, other than routine collection matters brought by or against the Partnership;

                  (p) the selection and replacement of attorneys and accountants for the Partnership;

                  (q)    making any political or charitable contributions;

                  (r) casting any vote by the members of SBPAP's Executive Committee appointed by the Partnership (provided, however, that if the Management Committee shall not approve any such vote relating to the annual operating budget of SBPAP prior to the date that such vote is required to be taken pursuant to the SBPAP Agreement, the respective members of SBPAP's Executive Committee representing the Partnership shall each be entitled to vote on such budget as he or she sees fit);

                  (s) subject to Section 6.3(r) and Section 6.4 hereof, taking any action or making any decision required or permitted to be taken by the Partnership in its capacity as a partner of SBPAP, whether pursuant to the SBPAP Agreement or otherwise;

                  (t) amending, modifying, waiving or terminating any

                  (u) except as provided by Article X hereof, dissolving or liquidating the Partnership, or filing any petition under any bankruptcy or insolvency law with respect to the Partnership;

                  (v) causing or attempting to cause SBPAP to refinance the Charlotte Loan with a Replacement Loan having a maturity date later than April 1, 2004; and

                  (w) making any other decision or taking any other action which either (i) effects a change in the business strategy of the Partnership or (ii) by any provision of this Agreement is required to be approved by the Management Committee or the Partnership, or which could reasonably be expected to have a material effect on any other Partnership Major Decision.

                  Section 6.4 Appointment of Members of SBPAP Executive Committee. Each of Sony and CAC shall be entitled, individually, to appoint (and replace from time to time in accordance with the provisions of the SBPAP Agreement) one of the Partnership's two (2) representatives to SBPAP's Executive Committee.

                  Section 6.5  Indemnification.

                  (a) To the full extent permitted under the Act, the Partnership shall indemnify any Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Partnership) by reason of the fact that he is or was a general partner, Management Committee member or officer of the Partnership, or is or was serving at the request of the Management Committee of the Partnership as a director, management committee member or officer (or in any capacity equivalent to any of the foregoing) of another corporation, partnership, joint venture, trust or other enterprise (all of the foregoing being herein collectively referred to as "Covered Capacities"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendre or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in and not opposed to the best interests of the Partnership, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) To the full extent permitted under the Act, the Partnership shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Partnership to procure a judgment in its favor by reason of the fact that he is or was serving in any of the Covered Capacities, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Partnership and except that no indemnification shall be made in respect to any claim, issue or matter as to which such action or suit alleges misconduct in the performance of his duty to the Partnership unless and then only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, and in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

                  (c) Anything in Sections 6.5(a) or (b) to the contrary notwithstanding, to the extent that any Person referred to therein has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under Sections 6.5(a) or (b) (unless ordered by a court) shall be made by the Partnership only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Sections 6.5(a) or (b).

                  (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding, as authorized by the Management Committee in the specific case upon receipt of any, undertaking by or on behalf of the indemnitee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Partnership.

                  (f) The indemnification provided by this Section 6.5 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, agreement, or otherwise, and shall continue as to a person who has ceased to serve in a Covered Capacity and shall inure to the benefit of his successors in interest, including but not limited to his heirs, executors, and administrators.

                  (g) The Partnership shall have power to purchase and maintain insurance on behalf of any person who is or was serving in any of the Covered Capacities and incurred by him in any such capacity or arising out of his status as such, whether or not the Partnership would have the power to indemnify him against such liability under the provisions of this Section 6.5.

                  (h) Each Person who is or was an employee or agent of the Partnership or an employee or agent of a general partner, or who is or was serving at the request of the Management Committee of the Partnership as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise may be indemnified (or covered by insurance), in the manner and to the extent provided in this Section 6.5 for persons acting in Covered Capacities, at the discretion of the Management Committee.

                  (i) The Partnership shall have the right to assume the defense of any action, suit or proceeding in connection with which any Person is entitled to indemnification under this Section 6.5 and to select counsel for such purpose. No Person entitled to indemnification hereunder shall consent to entry of any judgment or enter into any settlement in connection with any such action, suit or proceeding without the consent of the Partnership, and the Partnership shall not, without the consent of each such Person that is entitled to indemnification, consent to entry of any judgment or enter into any settlement in connection with such action, suit or proceeding which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Person of a release from all liability in respect to such claim or litigation.

                  (j) Indemnification under this Section 6.5 shall not be available to any Person in the case of any action, suit or proceeding brought
(i) against the Partnership by such Person or (ii) against such Person by or on behalf of the Partnership.

                  (k) The indemnification obligations set forth in this Section
6.5 shall be recourse to the assets of the Partnership only and no Partner shall be personally liable in respect thereof.

                  Section 6.6 Partnership Professional Services. Subject to
Section 13.3 hereof, if the Partnership requires any legal, accounting or other professional services during the term of the Partnership, the expenses of such professional services will be borne by the Partnership.


                                  ARTICLE VII

                  Section 7.1  Noncompetition.

                  (a) For so long as the Partnership is bound by Sections 12.1 and 12.3 of the SBPAP Agreement, each Partner agrees that it will, and will cause each of the Sony/Block Related Parties affiliated with it to, comply with the provisions thereof. At such time, if any, as the Partners or their Affiliates determine to enter into any new business as contemplated by the last sentence of Section 2.3 hereof, the Partners agree that such Persons shall be obligated to discuss in good faith whether specific noncompetition or exclusivity restrictions relating to such new businesses and binding the Partners are appropriate and, if the Partners agree that such restrictions are appropriate, they shall use their good faith best efforts to promptly negotiate and agree upon the terms thereof and such restrictions, as so negotiated and agreed upon, shall be reflected in an amendment to this Agreement.

                  (b) Upon breach of any provision of this Section 7.1, the Partnership will be entitled to injunctive relief, since the remedy at law would be inadequate and insufficient. In addition, the Partnership and Non-Defaulting Partner will be entitled to the rights and remedies set forth in
Article XVI. If any provision of this Section 7.1, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of this Section or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced.

                                  ARTICLE VIII

                  Section 8.1 Fiscal Year. The fiscal year of the Partnership for financial and book accounting purposes and for federal, state and local income and other tax purposes shall begin on November 1 and end on October 31 of each year during the term of the Partnership, except that the Partnership's initial fiscal year for all purposes shall begin on the Existing Facility Closing Date.

                  Section 8.2 Books and Records. The Management Committee shall establish, maintain and keep accurate, full and complete books of account and records (the "Partnership Books") showing the assets and liabilities, revenues and expenditures, and all other aspects of the operations, transactions and financial condition of the Partnership including changes in the respective Capital Accounts of the Partners. The Partnership Books shall be maintained at the principal office of the Partnership or at such other place reasonably designated by the Management Committee and each Partner shall have access to the Partnership Books during ordinary business hours upon reasonable prior notice.

                  Section 8.3 Financial Reports. The Management Committee shall cause to be submitted to each Partner, within thirty (30) working days after the end of each month and within one hundred twenty (120) days after the end of each fiscal year, internal unaudited financial statements for that month or fiscal year, respectively, showing the revenues and expenditures, and the assets and liabilities, for that period of each of the entities in which the Partnership holds an equity interest. At the request of a Partner and at such Partner's expense, the Management Committee shall have any of such financial statements for a full fiscal year audited by a qualified independent public accounting firm which may be the accounting firm retained by either of the Partners for its individual auditing needs, or the accounting firm retained by either of the Partners' Affiliates.

                  Section 8.4 Bank Accounts. All receipts, funds and income of the Partnership shall be deposited in an account or accounts in the name of the Partnership.

                  Section 8.5  Tax Matters Partner.

                  (a) CAC is hereby appointed the initial "Tax Matters Partner" of the Partnership for all purposes pursuant to Sections 6221 through 6231 of the Code (the "Tax Matters Partner"). With respect to the Partnership's fifth fiscal year, Sony shall serve as the Tax Matters Partner. Thereafter, CAC and Sony shall rotate as the Tax Matters Partner every five years. The Tax Matters Partner will (i) furnish to each Partner or Assignee affected by an audit of the Partnership income tax returns a copy of each notice or other communication received from the Internal Revenue service or applicable state authority, (ii) keep each such Partner and Assignee informed of any administrative or judicial proceeding, as required by Section 6623(g) of the Code, and (iii) allow each such Partner and Assignee an opportunity to participate in all such administrative and judicial proceedings.

                  (b) The Tax Matters Partner has the authority to do all or any of the following:

                           (i) file a petition as contemplated in Sections
                  6226(a) or 6228 of the
                  Code;

                           (ii) intervene in any action as contemplated in
                  Sections 6226(b) of the Code;

                           (iii) file any request contemplated in sections
                  6227(b) of the Code; and

                           (iv) enter into an agreement extending the period of
                  limitations as contemplated in Section 6229(b) (1) (B) of the Code.

                  (c) The Partnership is not obligated to pay any fees or other compensation to the Tax Matters Partner in its capacity as such. However, the Partnership will reimburse the Tax Matters Partner for any and all out-of-pocket costs and expenses (including reasonable attorneys' and other professional fees, including any applicable tax preparation fees) incurred by it in its capacity as Tax Matters Partner. Each Partner who elects to participate in Partnership administrative tax proceedings will be responsible for its own expenses incurred in connection with such participation. In addition, the cost of any adjustments to a Partner and the cost of any resulting audits or adjustments of a Partner's tax return will be borne solely by the affected Partner.

                  (d) The Partnership will indemnify, defend and hold the Tax Matters Partner harmless from and against any loss, liability, damage, cost or expense (including reasonable attorneys' and other professional fees) sustained or incurred as a result of any act or decision concerning Partnership tax matters and within the scope of such Partner's responsibilities as Tax Matters Partner, so long as such act or decision was not made fraudulently or in bad faith and did not constitute willful or wanton misconduct or gross negligence. The Partnership shall have the right to assume the defense of any action, suit or proceeding in connection with which the Tax Matters Partner is entitled to indemnification pursuant to this Section 8.5(d) and to select counsel for such purpose. The Tax Matters Partner shall not consent to entry of any judgment or enter into any settlement in connection with any such action, suit or proceeding without the consent of the Partnership, and the Partnership shall not, without the consent of the Tax Matters Partner, consent to entry of any judgment or enter into any settlement in connection with such action, suit or proceeding which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Person of a release from all liability in respect to such claim or litigation.


                                   ARTICLE IX

                  Section 9.1 Assignments by Partners and Assignees. Except as permitted by and in compliance with Article XV of the SBPAP Agreement, during the term of this Agreement no Partner may, directly or indirectly sell, transfer, assign, give, pledge, encumber, alienate or otherwise dispose of (voluntarily or involuntarily, by operation of law or otherwise) all or any part of its interest in the Partnership or any of its rights or obligations under this Agreement, without the prior unanimous consent of the Management Committee, except that any Partner may transfer all or any portion of its interest in the Partnership to a corporation, partnership or other entity which is directly or indirectly wholly owned by, or which directly or indirectly wholly owns, such Partner, or which directly or indirectly acquires all of the stock or substantially all of the assets and assumes substantially all of the liabilities of such Partner's parent corporation (including the Partner's obligations under this Agreement). Such transfer of a Partner's interest shall be permitted only upon the condition that the transferor unconditionally and irrevocably guarantees the payment and performance of the transferee's obligations under this Agreement and complies with the applicable provisions of the SBPAP Agreement. In the event of any such transfer, it is the Partner's intention that this Partnership shall continue in existence without termination following such transfer. Moreover, notwithstanding the foregoing, no transfer otherwise permitted by this Section 9.1 shall be made if it would cause a termination of the Partnership or SBPAP for Federal income tax purposes pursuant to Section 708(b) of the Code and such termination would result in materially adverse tax consequences to the other Partners or the Partnership (or adverse tax consequences to Pace, to the extent indemnification for the consequences of such a termination is required to be provided to Pace pursuant to the SBPAP Agreement), for which such other Partners are not indemnified to their reasonable satisfaction (or Pace is not indemnified to the extent required by the SBPAP Agreement) by or on behalf of the transferring Partner. Nothing herein contained shall be deemed to prohibit a public offering of securities of any direct or indirect parent corporation of any Partner.

                  Section 9.2 Buy/Sell Notice. Subject to the provisions of this Agreement, (i) Sony shall have the right to deliver a Buy/Sell Notice to WAC and CAC, and (ii) WAC and CAC shall have the right to deliver a Buy/Sell Notice to Sony. A Buy/Sell Notice may be given only after the second anniversary of the Existing Facility Closing Date. For purposes of this Section 9.2, the following terms shall have the meanings set forth below:

                  "Buy/Sell Notice" shall mean a written notice delivered pursuant to this Section 9.2 in which the Delivering Partner unconditionally offers to (i) purchase all of the Deciding Partner's Partnership Interest at a cash purchase price ("Buy Price") designated in such notice or (ii) sell all of the Delivering Partner's Partnership Interest to the Deciding Partner at a cash purchase price ("Sell Price") designated in such notice.

                  "Deciding Partner" means (x) Sony, if the Delivering Partner is WAC or CAC, and (y) CAC, if the Delivering Partner is Sony.

                  "Delivering Partner" means the Person delivering the Buy/Sell Notice pursuant to this Section 9.2.

Any Buy/Sell Notice delivered by Sony pursuant to this Section 9.2 shall offer to purchase the Partnership Interests of WAC and CAC and allocate the Buy Price between WAC and CAC based upon their respective Allocation Percentages. Any Buy/Sell Notice delivered by CAC pursuant to this Section 9.2 shall offer to sell the Partnership Interests of WAC and CAC and allocate the Sell Price between WAC and CAC based upon their respective Allocation

Percentages. In order for a Buy/Sell Notice to be validly given pursuant to this Article IX, the Buy Price designated therein must be at least five percent (5%) greater than the Sell Price designated therein. Notwithstanding the foregoing provisions of this Section 9.2, a Partner shall not have the right to give a Buy/Sell Notice (a) if such Partner is then a Defaulting Partner, or (b) on more than one (1) occasion during any Fiscal Year. In the event of a transfer pursuant to a Buy/Sell Notice, it is the intention of the Partners that, so long as there is more than one Partner in the Partnership upon the Closing described in Section 9.5 hereof, the Partnership shall continue in existence without termination following such transfer.

                  Section 9.3 Deciding Partner Elects to Sell or Buy; Appraisal by Deciding Partner. Within one hundred twenty (120) days after the date of receipt of a Buy/Sell Notice, the Deciding Partner shall deliver written notice to the Delivering Partner stating whether the Deciding Partner agrees to accept
(i) the Delivering Partner's offer to sell all of its Partnership Interest to the Deciding Partner for the Sell Price or (ii) the Delivering Partner's offer to purchase all of the Deciding Partner's Partnership Interest for the Buy Price. If the Deciding Partner fails to deliver such notice within one hundred twenty (120) days after receipt of the Buy/Sell Notice, then the Deciding Partner shall be deemed to have accepted the Delivering Partner's offer to purchase all of the Deciding Partner's Partnership Interest for the Buy Price. Notwithstanding the foregoing, in the event that the Deciding Partner delivers to the Delivering Partner within one hundred ten (110) days following the Deciding Partner's receipt of the Buy/Sell Notice a written appraisal of an appraiser selected by the Deciding Partner who is experienced in the appraisal of entertainment related businesses (provided, however, that so long as the Partnership continues to hold its interest in SBPAP, such appraiser shall also be experienced in the appraisal of real estate), which appraisal states that the fair market value of the Deciding Partner's Partnership Interest is an amount equal to or greater than 110% of the Buy Price, then the Buy Price shall be equal to the fair market value of the Deciding Partner's Partnership Interest set forth in the appraisal; provided, however, that (i) in order to exercise the right to obtain an appraisal the Deciding Partner shall notify the Delivering Partner within forty-five (45) days after the giving of the Buy/Sell Notice that the Deciding Partner desires to obtain an appraisal of the fair market value of its Partnership Interest, and (ii) upon receipt of such appraisal which provides for an increased Buy Price (ie., over 110%), the Delivering Partner shall have the option, exercisable by giving notice to the Deciding Partner within ten (10) days following its receipt of the appraisal to rescind the Buy/Sell Notice. Upon the election by the Delivering Partner to rescind the Buy/Sell Notice as provided in the preceding sentence, the obligations of the Partners with respect to such Buy/Sell Notice shall terminate.

                  Section 9.4 Release or Indemnification from SBPAP Obligations. In the event that a Partner sells its Partnership Interest pursuant to the provisions of Section 9.3, then the Acquiring Partner shall cause the selling Partner (the "Selling Partner") and the Selling Partner's Affiliates to be released from or be indemnified for any and all liability or obligation (including, without limitation, in respect of existing guaranties of SBPAP debt to third party lenders and the unpaid balance, if any, of the Sony/Block Notes, and obligations to make new capital contributions, loans or advances to SBPAP or guarantees for the benefit of SBPAP) pursuant to the SBPAP Agreement. Any such indemnity shall be guaranteed in accordance with the provisions of Section 13.17 hereof and shall be secured by a first priority security interest in and to all of the Acquiring Partner's right, title and interest in the Partnership, SBPAP and their respective assets. Such guaranty and security agreement shall be in form and substance reasonably satisfactory to the Selling Partner.

                  Section 9.5 Closing of the Sale. The sale of all of a Partner's Partnership Interest required to be sold pursuant to an offer and an acceptance made pursuant to this Article IX shall close on the date which is one hundred eighty (180) days after the date on which the Buy/Sell Notice is received by the Deciding Partner (the "Closing"). The Closing shall occur at such place in Ft. Lauderdale, Florida or New York, New York as may be designated by the Deciding Partner. At the Closing, the following obligations shall apply:

                  (a) The Acquiring Partner shall deliver the Buy Price or the Sell Price, as appropriate in immediately available funds to the Selling Partner;

                  (b) The Selling Partner shall be obligated to execute such instruments of assignment as may be reasonably required by the Acquiring Partner containing warranties that such Partnership Interest is being conveyed to the Acquiring Partner or its designee free and clear of all liens, claims, charges and encumbrances; and

                  (c) The Acquiring Partner shall execute (and shall cause its parent corporation named in Section 13.17 hereof to execute) such instruments as may be reasonably required by the Selling Partner in which the Acquiring Partner indemnifies and holds harmless the Selling Partner from all loss, cost or claim associated with or arising out of any of the Partnership's then existing liabilities and obligations, other than any liabilities and obligations incurred by the Selling Partner on behalf of the Partnership in violation of this Agreement.

                  Section 9.6 Interests in SMP Partnership. For purposes of this Article IX, all references to Sony's Partnership Interest shall be deemed to include all of Sony's and its Affiliates' right, title and interest in and to the SMP Partnership, a general partnership formed under the laws of the State of New York between Sony (or an Affiliate thereof) and SM/Pace, Inc. on the Existing Facility Closing Date ("Sony's SMP Interest"). Sony shall not (I) sell, assign or otherwise transfer Sony's SMP Interest (other than to an Affiliate), or (II) mortgage, pledge or otherwise encumber Sony's SMP Interest, in either case without the prior written consent of CAC. If Sony is the Selling Partner and Sony is not the holder of Sony's SMP Interest, Sony shall cause its Affiliate that is the holder thereof to take all such action and execute all such instruments as may be reasonably required to transfer Sony's SMP Interest to Blockbuster or its designees at the Closing in accordance with this Article IX.


                                   ARTICLE X

                  Section 10.1 Dissolution of the Partnership. The Partnership shall be dissolved upon the happening of any of the following events or otherwise as provided by the Act:

                  (a) expiration of the term of the Partnership set forth in
Section 2.6;

                  (b) the unanimous action of the Management Committee to terminate the Partnership;

                  (c) the occurrence of an Event of Withdrawal with respect to a Partner and the failure by a designee of the Non-Withdrawing Partner to purchase the Partnership Interest of the withdrawing Partner as provided in
Section 10.2 below; or

                  (d) as provided in item (i) of Section 11.2(e) below.

For purposes of this Article X, whenever an Event of Withdrawal shall occur with respect to either WAC or CAC, WAC and CAC, jointly, shall be deemed to be the "Withdrawing Partner" and Sony shall be deemed to be the "Non-Withdrawing Partner."

                  Section 10.2 Option to Purchase Partnership Interest of Withdrawing Partner. Upon the occurrence of an Event of Withdrawal with respect to Sony or Blockbuster, the Non-Withdrawing Partner shall have the option of nominating a designee of its choice to purchase the entire Partnership Interest of the Withdrawing Partner, which option shall be exercisable by the giving of written notice to the Withdrawing Partner or its legal representatives within one hundred twenty (120) days after the Non-Withdrawing Partner first has actual knowledge of the Event of Withdrawal. The purchase price for the Partnership Interest of the Withdrawing Partner and the manner of payment thereof, and the procedures for a closing of such purchase, shall be the same as if the Withdrawing Partner were a Defaulting Partner and its Partnership Interest was being purchased pursuant to the provisions of Section 11.2(d) hereof (except that the closing shall occur on that date designated by the designee of the Non-Withdrawing Partner which is within forty-five (45) days from the exercise of such option). The option set forth in this Section 10.2 is being provided in view of the fact that the prospects for the Partnership and the Partnership Interest of the Non-Withdrawing Partner will be placed in jeopardy upon the occurrence of an Event of withdrawal, all with potential damages to the Non Withdrawing Partner and the Partnership which cannot be foreseen. So long as, following the exercise of such option, there are at least two Partners, it is the intention of the Partners that the Partnership shall continue in existence without termination following such exercise.

                  Section 10.3 Dissolution in the Event Option is Not Exercised. Upon the occurrence of an Event of Withdrawal and the failure by the designee of the Non-Withdrawing Partner to exercise the option to purchase the Partnership Interest of the Withdrawing Partner as provided in Section 10.2 above, the provisions of paragraphs (a) through (d) below shall control such dissolution notwithstanding anything to the contrary contained herein, including without limitation, in Section 10.5 below.

                  (a) The Withdrawing Partner shall thereafter be deemed to be an assignee of a Partner's Interest (and accorded only the limited rights provided pursuant to the Partnership Act to such an assignee) and shall have no voting, consent or approval rights under Section 6.3 or any other provision of this Agreement, and the Non-Withdrawing Partner may send such notice or other advice of the dissolution to each such Person as the Non-Withdrawing Partner may deem appropriate and necessary under the circumstances.

                  (b) The Non-Withdrawing Partner shall settle the business of the Partnership as expeditiously as the nature of such business will permit.

                  (c) The Non-Withdrawing Partner shall be entitled to, but shall not be obligated to seek or obtain administration of the assets of the Partnership by a receiver. referee trustee or court of bankruptcy.

                  (d) In the event of a liquidation and distribution pursuant to this Article X as a result of the occurrence of an Event of Withdrawal, the Withdrawing Partner shall have no power or authority to bind the Partnership or the Partners but shall cooperate with and, to the extent requested, assist the Non-Withdrawing Partner in the dissolution and winding up of the Partnership and the distribution of the assets thereof.

                  Upon the occurrence of an Event of Withdrawal, whether or not the option referred to in Section 10.2 hereof is exercised, if the Event of Withdrawal shall result in indemnification of Pace being required pursuant to
Section 13.9 of the SBPAP Agreement, the Withdrawing Partner shall provide such indemnity to Pace (and indemnify the Non-Withdrawing Partner on the same terms as it so indemnifies Pace pursuant to said Section 13.9).

                  Section 10.4 Final Accounting. Upon dissolution of the Partnership, an accounting shall be made of the accounts of each Partner and of the Partnership's assets, liabilities and operations, from the date of the last previous accounting to the date of dissolution.

                  Section 10.5 Liquidation; Distribution. In the event of the dissolution of the Partnership, the affairs of the Partnership shall be wound up in an orderly manner and the assets of the Partnership shall be distributed in accordance with a liquidation plan, which shall provide for the distribution of such assets in the following order of priority:

                  (a) first, to the repayment of the debts and liabilities of the Partnership (other than loans or advances from Partners);

                  (b) second, to the establishment of any reserves for any contingent or unforeseen liabilities or obligations of the Partnership, as provided in the liquidation plan;

                  (c) third, to the repayment of the outstanding principal and interest on any loans or advances that may have been made by any of the Partners to the Partnership, but if the amount available for repayment of such loans or advances shall be insufficient, then to the Partners on account thereof in proportion to their respective advances; and

                  (d) fourth, to the Partners in accordance with and to the extent of their positive Capital Account balances, after taking into account all Capital Account adjustments for the taxable year during which the liquidation occurs.

                  Section 10.6 Approval of Liquidation Plan. In instances in which liquidation of the Partnership is the result of a dissolution pursuant to
Section 10.1(a) or (b) the liquidation
plan shall require the approval of the Partners. In instances in which the liquidation of the Partnership is the result of a dissolution pursuant to
Section 10.1(c), then the liquidation plan shall be approved by the Non-Withdrawing Partner; provided that such plan conforms to the requirements of Sections 10.5(a) - (d) above; and provided further that the appraised value, as determined by a nationally recognized investment banking or appraisal firm, of the assets other than cash distributed to each Partner shall bear substantially the same proportion to the appraised value of all assets so distributed to the Partners, as such Partner's positive Capital Account balance bears to the aggregate of the positive Capital Account balances of all Partners.


                                   ARTICLE XI

                  Section 11.1 Default. If any Partner (the "Defaulting Partner") fails to perform any of its material obligations contained in this Agreement, or materially violates the terms of this Agreement, then the Non-Defaulting Partner shall have the right to give the Defaulting Partner a notice (the "Default Notice") specifically setting forth the nature of such failure or violation and stating that such Defaulting Partner shall have a period of ten (10) days to pay any sums of money specified therein as due and owing to the Partnership or to any Partner or, if the failure or violation is a nonmonetary default and is capable of being cured, thirty (30) days to cure such default specified therein. If the monies specified in the Default Notice are not paid within such ten (10) day period, or if such non-monetary failures or violations are not capable of being cured or, if capable of being cured, such Defaulting Partner has not cured such nonmonetary failures or violations within such thirty (30) day period, then a "Partner Default" shall be deemed to have occurred with respect to such Partner. If a Defaulting Partner cures in all material respects all of its failures or violations which are capable of being cured within the aforesaid notice and cure periods, then such defaults shall be deemed no longer to exist and provided that no failure or violation exists which is not capable of being cured, such Partner shall be deemed no longer to constitute a Defaulting Partner. For purposes of this Article XI, WAC shall be deemed to be a Defaulting Partner at such time as CAC is a Defaulting Partner and CAC shall be deemed to be a Defaulting Partner at such time as WAC is a Defaulting Partner. For purposes of this Agreement, "Non-Defaulting Partner" means (x) Sony if the Defaulting Partner is either WAC or CAC, and (y) CAC if the Defaulting Partner is Sony.

                  Section 11.2 Rights and Remedies. Upon the occurrence of a Partner Default, the Non-Defaulting Partner and the Partnership shall each have the following rights, options and remedies which shall be cumulative and may be exercised concurrently or singly in the sole and absolute discretion of the Non-Defaulting Partner:

                  (a) The right to bring an action at law by or on behalf of Partnership or the Non-Defaulting Partner in order to recover the amounts owed, if any, and any incidental or consequential damages arising from such default (including, without limitation, reasonable attorneys fees and disbursements incurred by the Partnership or the Non-Defaulting Partner, as the case may be, in prosecuting any such action).

                  (b) The right to bring any proceeding in the nature of injunction, specific performance or other equitable remedy, it being acknowledged by each of the Partners that damages at law may be an inadequate remedy for such default.

                  (c) If a sum of money is owed to the Partnership (whether a capital contribution or a loan), the Non-Defaulting Partner may advance the sum of money owed to the Partnership by the Defaulting Partner with the following results:

                         (i) the sum thus advanced shall be deemed to be a loan
                  from the Non-Defaulting Partner to the Defaulting Partner;

                         (ii) the principal balance of such deemed loan shall
                  be due and payable in whole upon written demand from the Non-Defaulting Partner to the Defaulting Partner;

                         (iii) the principal balance of such deemed loan shall
                  bear interest at an interest rate equal to the lesser of (1) six percent (6%) per annum, over the prime rate of interest per annum announced, from time to time, by major money center banks in the United States and as published in The Wall Street Journal, compounded monthly or (2) the maximum nonusurious interest rate permitted by applicable law from time to time in effect; and

                         (iv) all distributions from the Partnership that would
                  otherwise be made to the Defaulting Partner (whether before or after dissolution of the Partnership) shall, instead, be paid to the Non-Defaulting Partner until such loan and all interest accrued thereon has been repaid in full.

                  (d) If, as a result of the nature of the default, failure, breach or omission which gave rise to such Partner Default, the damages suffered or incurred as a result thereof by the Non-Defaulting Partner are difficult or impossible to ascertain, then the Non-Defaulting Partner shall have, as liquidated damages and not as a penalty, the right and option to purchase all, but not a portion of, the Partnership Interest of the Defaulting Partner at a purchase price equal to seventy five (75%) percent of the then balance in the Defaulting Partner's Capital Account, which shall be payable in ten (10) equal annual installments of principal, together with interest at a variable rate equal to the Short Term Rate, with the first installment due on the first anniversary following the closing hereinafter referred to; provided that where either WAC or CAC is the Defaulting Partner, Sony may only elect to purchase the Partnership Interests of both such Persons. The option to purchase the interest of the Defaulting Partner shall be exercisable on or before the ninetieth (90) day following the expiration of the period of time in which the Defaulting Partner could have cured such default (or if such default is not capable of being cured, on or before the ninetieth (90) day following the giving of the Default Notice) by the giving of written notice to the Defaulting Partner. The closing of any such purchase shall take place on a date and at a place designated by the Non-Defaulting Partner (but the date designated for such closing shall in any event be a date which is not later than (30) days from the exercise of such option). At the closing, the Non-Defaulting Partner shall deliver to the Defaulting Partner the required consideration in exchange for an instrument or instruments (and such other documents as counsel to the Non-Defaulting Partner may reasonably request) validly assigning the interest of the Defaulting Partner to the Non-Defaulting Partner free and clear of all liens, claims and , encumbrances. The obligation to pay the purchase price to the Defaulting Partner shall be an obligation of the Non-Defaulting Partner alone and, in any event, shall not be an obligation included within the provisions of Section 13.17 hereof. Any Defaulting Partner whose Partnership Interest is purchased under the provisions of this clause (d) shall remain liable for its Percentage Interest of the Partnership's liabilities in existence at the time of closing of such purchase. The Non-Defaulting Partner may, at its sole option, designate any third party of its choosing to exercise the option granted to it in this clause (d).

                  (e) If, in connection with a Division of Responsibility, indemnification of Pace shall be required pursuant to Section 13.9 of the SBPAP Agreement, then at the option of the Non-Defaulting Partner, the Defaulting Partner shall either (i) provide such indemnity to Pace (and indemnify the Non-Defaulting Partner on the same terms as it so indemnifies Pace pursuant to said Section 13.9), in which case the Partnership shall dissolve pursuant to
Article X hereof, or (ii) fully cooperate with Pace and the Non-Defaulting Partner in order to restructure the Division of Responsibility so as to achieve as nearly as possible the results contemplated by Section 17.3 of the SBPAP Agreement without causing a termination of SBPAP under Section 708(b) of the Code in which case the Partnership shall not dissolve pursuant to Article X hereof. Each Partner hereby, irrevocably constitutes and appoints the other Partners, and each officer of the other Partners, and their respective successors, acting singly, as its true and lawful attorney-in-fact, with full right of substitution, in its name, place and stead, to take all action, and to make, execute, acknowledge, swear to and file any document, instrument, agreement or amendment, in each case that may be required to effectuate the restructuring referred to in the preceding sentence.


                                  ARTICLE XII

                  Section 12.1 Indemnification.

                  (a) Each Partner (the "Indemnifying Party") agrees to indemnify and hold harmless the other Partners and the Partnership (the "Indemnified Parties") from and against any and all claims, demands, actions, losses, damages, assessments, charges, costs, expenses (including, without limitation, interest, penalties and reasonable attorneys' fees), or judgments against the Indemnified Parties (hereafter, "Compensable Damage"), resulting from or arising out of:

                           (i) any breach of the Indemnifying Party's
                  obligations under this Agreement;

                           (ii) any action or conduct by the Indemnifying Party
                  relating to the Partnership or this Agreement outside the scope of the authority of such Indemnifying Party; and

                         (iii) any grossly negligent or intentional wrongful
                  action or omission of the Indemnifying Party or any employee, agent or representative of the indemnifying Party relating to the Partnership or this Agreement.

                  (b) If any claim relating to the matters indemnified pursuant to this Section 12.1 is asserted against an Indemnified Party which may result in any Compensable Damage, then the Indemnified Party shall give notice to the Indemnifying Party as provided by this Agreement within thirty (30) days of the Indemnified Party's knowledge of such claim. Upon receipt of such notice, the Indemnifying Party shall have the right to undertake, by counsel or representatives of its own choosing, the good faith defense, compromise or settlement of the claim, such defense, compromise or settlement to be undertaken on behalf of and for the account and risk of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party in such defense at the Indemnifying Party's expense and provide the Indemnifying Party with all information and assistance reasonably necessary to permit the Indemnifying Party to settle and/or defend any such claim. No settlement of any claim shall be effected without the consent of both the Indemnifying Party and the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (c) Except as otherwise explicitly herein provided (including, without limitation, pursuant to Sections 3.1, 3.4 and 12.1 hereof), as among the Partners, no Partner shall be liable or bear responsibility for more than its proportionate share (based on its Allocation Percentage) of each and all of the liabilities and obligations of the Partnership. Except as otherwise explicitly herein provided (including, without limitation, pursuant to Sections 3.1, 3.4 and 12.1 hereof), in the event that (whether before or following any dissolution of the Partnership) any Partner shall be required to pay, discharge or otherwise bear responsibility for any amount of any liability or obligation of the Partnership in excess of such Partner's proportionate share thereof (determined as provided above), each other Partner hereby agrees to indemnify, hold harmless and reimburse (directly or through the Partnership) such Partner upon demand against and for such other Partner's proportionate share of such excess. It is the intention of this contribution clause that, except for any Partner's liability arising explicitly hereunder (including, without limitation, pursuant to Sections 3.1, 3.4 and 12.1 hereof), following the operation of this clause and without relieving any former Partner of any responsibility or obligation it may have, each Partner will have borne exactly its proportionate share of the liability or obligation of the Partnership at issue determined with reference to such Partner's Allocation Percentage.


                                  ARTICLE XIII

                  Section 13.1 Survival. In the event of any termination of this Agreement, all provisions of Section 13.4 below and of Section 12.1 above shall survive such termination and remain in full force and effect.

                  Section 13.2 Further Assurances. Each Partner agrees that it will do any and all things and take any and all actions reasonably requested by any other Partner to fulfill the purposes of this Agreement.

                  Section 13.3 Expenses. Each Partner will pay all of its expenses incurred in connection with the negotiation of this Agreement and the SBPAP Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby.

                  Section 13.4 Confidentiality. The Partners acknowledge that they and their respective Affiliates are now and may in the future be engaged in a number of businesses related to and/or competitive with each others' businesses and, accordingly, no Partner wishes to receive from any other Partner any proprietary, confidential or nonpublic information relating to such other Partner's or its Affiliates' businesses. Each Partner will, and will cause its Affiliates to, use reasonable safeguards to prevent the disclosure to the Partnership or the other Partners and their Affiliates of any of its proprietary, confidential or non-public information. Each Partner agrees not to disclose, or permit or suffer any of its Affiliates to disclose, any proprietary, confidential or non-public information of the Partnership or the other Partners except for disclosures to such Partner's or its Affiliate's directors, officers, employees, agents and representatives who need to know such information and who shall be under similar obligations not to use or disclose the information. It is not anticipated that any of the information covered by this Section 13.4 will constitute technical proprietary or confidential information. Notwithstanding the foregoing, information shall not be deemed proprietary, confidential or non-public if such information (a) was or is publicly disclosed or otherwise made widely available other than through the fault of the receiving Partner or its Affiliate, (b) was or is obtained by such Partner from sources other than the Partnership or independently developed by such Partner without the use of any information, property or personnel of the Partnership or (c) was required by law to be disclosed; provided, that prior to disclosing information pursuant to (c) above, a Partner shall, if permitted by law, provide to the Partnership and each other Partner reasonable notice and an opportunity to challenge the disclosure before appropriate authorities; and further provided that to the extent that disclosure pursuant to (c) above is required under the Securities Act of 1933, as amended, or any rule or regulation thereunder ("1933 Act") , or the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder ("1934 Act"), the Partner or Affiliate responsible for such disclosure, if requested by the other Partner, shall use its best efforts to obtain confidential treatment thereof pursuant to Rule 406 of the 1933 Act, or any successor rule, or Rule 24b-2 of the 1934 Act, or any successor rule, as appropriate.

                  Section 13.5 Binding Effect. This Agreement constitutes a valid and binding obligation of each Partner, enforceable in accordance with its terms.

                  Section 13.6 Other Activities. Each of the Partners acknowledges that it and each of its Affiliates is engaged and may in the future be engaged in a number of businesses related to the business of the Partnership and (i) except as specifically provided in Section 7.1 hereof, nothing in this Agreement is intended to prohibit any Partner or any of its Affiliates from owning, managing, operating, investing and participating in their current businesses and investment interests or from owning, managing, operating, investing and participating in additional businesses and investment interests, whether or not any such business or activity is competitive with the business of the Partnership and (ii) neither the Partnership nor any other Partner shall have any rights in or to any such businesses or investments of such Partner or its Affiliates or any income or profits derived therefrom.

                  Section 13.7 Transactions with Partners. No contract, agreement, license or other instrument or transaction between the Partnership and a Partner, any officer, director, shareholder or partner of a Partner, or any two or more such persons or entities, or between the Partnership and any other corporation, partnership, association or other organization in which any one or more of the aforementioned persons is a director or officer, or has a financial interest, which is approved by the vote of the entire Management Committee, shall be void or voidable solely because of said relationship.

                  Section 13.8 Inspection. Each Partner or its authorized representative may examine the Partnership Books or other financial records of the Partnership as provided in Section 8.2 of this Agreement, and may examine or inspect any of the property or assets owned or used by the Partnership during ordinary business hours upon prior reasonable notice.

                  Section 13.9 Notices. All notices, offers, approvals, elections, consents, acceptances, waivers, reports, requests and other communications required or permitted to be given hereunder (all of the foregoing hereinafter collectively referred to as "Communications") shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail or equivalent, if available, return receipt requested, or by facsimile, telex or cablegram (which shall be confirmed by a writing sent by registered or certified mail or equivalent on the same day that such facsimile, telex or cablegram is sent) , or by recognized overnight courier for next day delivery, addressed or sent to the parties at the following addresses and facsimile numbers or to such other or additional address or facsimile number as any Partner shall hereafter specify by Communication to the other Partner:

                  If to SBAC, WAC or CAC:

                  Blockbuster Entertainment Corporation
                  One Blockbuster Plaza
                  Fort Lauderdale, FL 33301-1860
                  Fax:  (305) 833-3929
                  Attention:  Thomas W. Hawkins, Esq.

                  If to Sony:

                  YM Corp.
                  % Sony Corporation of America
                  9 West 57th Street
                  New York, NY 10019
                  Fax:  (212) 418-9434
                  Attention:  Marinus N. Henny
                              Senior Vice President

                  with a copy to:

                  Sony Music Entertainment, Inc.
                  550 Madison Avenue
                  New York, New York 10022-3211
                  Fax:  (212) 833-8083
                  Attention:  David H. Johnson, Esq.
                              Senior Vice President, General Counsel

Notice of change of address shall be deemed given when actually received or upon refusal to accept delivery thereof; all other Communications shall be deemed to have been given, received and dated on the earlier of: (i) when actually received or upon refusal to accept delivery thereof; or (ii) on the date when delivered personally, one (1) day after being sent by facsimile, cable, telex or overnight courier and four (4) business days after mailing, as aforesaid.

                  Section 13.10 No Partition. The parties hereto expressly waive any rights they may have to retire, withdraw or resign from the Partnership, dissolve the Partnership, terminate the Partnership or seek partition of Partnership's assets between the Partners by any court; provided, however, that such waiver shall not affect the operation of Section 17.3 of the SBPAP Agreement or Article IX or XI of this Agreement.

                  Section 13.11 Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of said agreement, but only if and to the extent that removal of such provision and enforcement of the remainder of the Agreement or any other agreement would not materially and adversely frustrate the parties' essential objectives.

                  Section 13.12 Waiver of Default. No delay or failure on the part of any party to this Agreement in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or acquiescence therein.

                  Section 13.13 Benefits and Obligations. The covenants and agreements contained in this Agreement shall inure to the benefit of, and be binding upon, the Partners and their respective legal successors. Any persons succeeding to the interest of a Partner shall succeed to all of such Partner's rights, interests and obligations under this Agreement, subject to and with the benefit of all terms and conditions of this Agreement.

                  Section 13.14 Amendment. This Agreement shall not be amended, altered, or modified except by an instrument in writing and signed by the Partners.

                  Section 13.15 Entire Agreement. This Agreement constitutes the entire agreement between the Partners with respect to the transactions described in this Agreement and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters in this Agreement.

                  Section 13.16 Governing Law. This Agreement, the rights and obligations hereunder, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

                  Section 13.17 Joinder. On or before the Existing Facility Closing Date, Sony shall cause Sony Music Entertainment Inc. to execute a letter addressed to SBAC, WAC and CAC, in form reasonably acceptable to SBAC, WAC and CAC, guarantying Sony's obligations hereunder. On or before the Existing Facility Closing Date, SBAC, WAC and CAC shall cause Blockbuster Entertainment Corporation to execute a letter addressed to Sony, in form reasonably acceptable to Sony, guarantying SBAC's, WAC's and CAC's obligations hereunder. Notwithstanding the foregoing, no such guaranty shall guaranty any obligation hereunder (i) pursuant to Section 3.4 or (ii) arising out of an obligation of the Partnership under the SBPAP Agreement which is excluded from the guarantees provided for in Section 18.11 of the SBPAP Agreement.

                  Section 13.18 Press Releases; Names. All press releases which are issued by the Partnership or any Partner or any Affiliate of any Partner concerning the subject matter of this Agreement shall first be approved by both Partners before the release thereof. Prior to the use by the Partnership of the name "Sony," "Blockbuster" or any combination, abbreviation or other derivative of such names for any reason, there shall have been obtained the written approval of Sony or Blockbuster, as applicable, to the proposed use of such name, which approval may be withheld for any reason or no reason. In the event Sony or Blockbuster ceases for any reason to be a Partner in the Partnership, the Partnership shall immediately cease to use such Partner's and its Affiliates' name and any derivative thereof.

                  Section 13.19 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 13.20 Certain Representations. Each Partner represents and warrants to the other that (i) it has taken or caused to be taken all necessary action to authorized the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (ii) this Agreement constitutes its legal, valid and binding obligation of such Partner, enforceable against it in accordance with its terms and (iii) neither the execution and delivery of this Agreement by it nor compliance by it with any of the provisions hereof will violate any law or regulation, or any order, writ or decree of any court or governmental instrumentality or its certificate of incorporation or bylaws.

                  Section 13.21 Amendment of Amended and Restated Partnership Agreement. This Agreement amends, restates and supersedes in its entirety the Amended and Restated Partnership Agreement for Amphitheater Entertainment Partnership dated as of February 18, 1994 among the Partners.

                        *     *     *     *     *

                  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                            THE WESTSIDE AMPHITHEATRE
                                            CORPORATION


                                            By:
                                            -----------------------------------
                                            Its:  President


                                            CHARLOTTE AMPHITHEATER CORPORATION


                                            By:
                                            -----------------------------------
                                            Its:  Vice President


                                            SAN BERNARDINO AMPHITHEATER
                                            CORPORATION


                                            By:
                                            -----------------------------------
                                            Its:  Vice President


                                            YM CORP.


                                            By:
                                            -----------------------------------
                                            Its:  Vice President

                                    ANNEX A
                               (UNWIND EXAMPLES)

I.       Example #1

A.       Assumptions

Defined Term                                                             Amount

Sony/Pace Properties Benefit                                                $60
Pace Properties Benefit                                                      60
Blockbuster Properties Benefit                                                0

Sony/Pace Joint Benefit Amount                                              $10
Pace Separate Benefit Amount                                                 40

Blockbuster Benefit Amount                                                   $0
Pace Benefit Amount                                                          50

(Sony is the Benefitting Partner)
(Pace owes Clause G&K Sum)

Sony/Block Net Benefit Amount                                             ($10)
Blockbuster Unwind Contribution Amount                                        0
Blockbuster Unwind Credit Amount                                             30
Sony Unwind Credit Amount                                                    20
Make-Up Amount                                                               10
Clause G&K Sum                                                               50

B.       Capital Contributions to Sony/Block by Sony and Blockbuster

Sony contributes $10 to the Partnership pursuant to item (x) of Section 3.1(i) of the Agreement.

C.       Capital Contributions to Sony/Block/Pace by Sony/Block

None.

D.       Payments to Sony/Block by Pace

Pace pays $50 to Sony/Block pursuant to Section 9.4 (k) of the SBPAP Agreement.

E        Distributions from Sony/Block

Sony/Block distributes $10 to CAC pursuant to Section 5.5(c) of the Agreement.

Upon receipt of Clause G&K Sum from Pace, Sony/Block distributes $20 to Sony and $30 to CAC pursuant to Section 5.5(d) of the Agreement.

F.       Net Results (Benefit-Contributions/Pmts+Distributions)

Blockbuster - 0-0+40=40
Pace - 90-50+0=40
Sony - 30-10+20=40

II.      Example #2

A.       Assumptions

Defined Term                                                          Amount

Sony/Pace Properties Benefit                                             $60
Pace Properties Benefit                                                    0
Blockbuster Properties Benefit                                            90

Sony/Pace Joint Benefit Amount                                           $10
Pace Separate Benefit Amount                                               0

Blockbuster Benefit Amount                                               $30
Pace Benefit Amount                                                       10
(Blockbuster is the Benefitting Partner)
(Sony/Block owes Clause G&K Sum)

Sony/Block Net Benefit Amount                                            $20
Blockbuster Unwind Contribution Amount                                    20
Blockbuster Unwind credit Amount                                           0
Sony Unwind Credit Amount                                                  0
Make-Up Amount                                                            20
Clause G&K Sum                                                            20

B.       Capital Contributions to Sony/Block by Sony and Blockbuster

CAC contributes $20 to the Partnership pursuant to item (x) of Section 3.1(i) of the Agreement.

CAC contributes $20 to the Partnership pursuant to item (y) of Section 3.1(i) of the Agreement.

C.       Capital Contributions to Sony/Block/Pace bv Sony/Block

Sony/Block contributes $20 to Sony/Block/Pace pursuant to Section 9.4(k) of the SBPAP Agreement.

D.       Payments to Sony/Block by Pace

None.

E.       Distributions from Sony/Block

Sony/Block distributes $20 to Sony pursuant to Section 5.5(c) of the Agreement.

F.       Net Results (Benefit-Contributions/Pmts+Distributions)

Blockbuster - 90-40+0=50
Pace - 30-0+20=50
Sony - 30-0+20=50

II.      Example #2

A.       Assumptions

Defined Term                                                             Amount

Sony/Pace Properties Benefit                                                $60
Pace Properties Benefit                                                      60
Blockbuster Properties Benefit                                               15

Sony/Pace Joint Benefit Amount                                              $10
Pace Separate Benefit Amount                                                 40

Blockbuster Benefit Amount                                                   $5
Pace Benefit Amount                                                          50

(Sony is the Benefitting Partner)
(Pace owes Clause G&K Sum)

Sony/Block Net Benefit Amount                                              ($5)
Blockbuster Unwind Contribution Amount                                        0
Blockbuster Unwind Credit Amount                                             25
Sony Unwind Credit Amount                                                    20
Make-Up Amount                                                                5
Clause G&K Sum                                                                5

B.       Capital-Contributions to Sony/Block by Sony and Blockbuster

Sony contributes $5 to the Partnership pursuant to item (x) of Section 3.1(j) of the Agreement.

C.       Capital Contributions to Sony/Block/Pace by Sony/Block

None.

D.       Payments to Sony/Block by Pace

Pace pays $45 to Sony/Block pursuant to Section 9.4(k) of the SBPAP Agreement.

E.       Distributions from Sony/Block

Sony/Block distributes $5 to CAC pursuant to Section 5.5(c) of the Agreement.

Upon receipt of Clause G&K Sum from Pace, Sony/Block distributes $20 to Sony and $25 to CAC pursuant to Section 5.5(d) of the Agreement.

F.       Net Results (Benefit-Contributions/Pmts+Distributions)

Blockbuster - 15-0+30=45
Pace - 90-45+0=45
Sony - 30-5+20=45

Sony/Block distributes $12.50 to Sony pursuant to Section 5.5(d) of the Agreement.

F.       Net Results (Benefit-Contributions/Pmts+Distributions)

Blockbuster - 90-47.50+0+=42.50
Pace - 37.50-0+5=42.50
Sony - 0-0+42.50=42.50